             Exhibit No. 3.5 to Form 8-K dated July 12, 1996    File No. 0-25022
             -----------------------------------------------    ----------------


                            CERTIFICATE OF INCREASE

               IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF

                             CHELSEA ATWATER, INC.
                            (Pursuant to NRS 78.207)

     The undersigned, being respectively the President or Vice President, and the Secretary or Assistant Secretary, of CHELSEA ATWATER, INC. (the "Company"), a corporation organized and existing under the laws of the State of Nevada, in accordance with the provisions of N.R.S. Section 78.207(1) of the General Corporation Law of Nevada, do hereby certify as follows:

          1. That the Board of Directors of the Company has determined and authorized that there shall be an increase in the number of shares of authorized common stock of the Company and a corresponding increase in the number of shares of Common Stock issued and outstanding (the "Increase") as herein provided;

          2. That the number of authorized shares of Common Stock of the Company before the Increase hereby effected is 50,000,000, each share having a par value of $0.001; and the number of authorized shares of preferred stock is 5,000,000, each share having a par value of $.001 per share and which shall remain unaffected by the Increase;

          3. That, pursuant to N.R.S. 78.207(1), the Company's Board of Directors has authorized the Increase in the number of the Company's authorized shares of Common Stock from 50,000,000 to 250,000,000; and the number of authorized shares of Common Stock after the Increase shall be 250,000,000, each having a par value of $0.001, all of which shall continue to be designated as Common Stock; however, the number of authorized preferred shares shall remain at 5,000,000 and shall not change or increase;

          4. That each share of Common Stock existing at the effective time of the Increase shall thereupon be increased in number and changed into FIVE
     (5) shares of Common Stock, and that following the Increase, each holder of issued and outstanding Common Stock in the Company shall receive FIVE (5) shares of Common Stock for every share of Common Stock held by such holder prior to the effective time of the Increase;

          5. That no fractional Common Shares shall be issued as a result of the Increase; and every fractional share resulting shall be rounded up to the nearest whole number as permitted by N.R.S. 78.205(2)(b);

          6. That the Increase of authorized shares of Common Stock and the means by which the Increase shall be effected have been duly and properly authorized and resolved by the Company's Board of Directors pursuant to a unanimous written consent dated July 5, 1996, and that the transactions described herein do not require shareholder approval pursuant to NRS 78.207(1);

          7. That the Increase in the number of authorized shares of the Company's Common Stock shall be effective on the date this Certificate is filed with the Office of the Secretary of State of the State of Nevada, as provided by NRS 78.207(4)(f); and

          8. That the Company's Articles of Incorporation shall be deemed amended as provided in this Certificate on the date this Certificate is filed with the Office of the Secretary of State of the State of Nevada, as provided in NRS 78.207(4).
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     IN WITNESS WHEREOF,  the Company has caused this Certificate of Increase to be signed as of the date below by the persons indicated.

DATED: July 8, 1996                     CHELSEA ATWATER, INC.



     ATTEST:                            By:   /s/  John D. Brasher Jr.
                                           -------------------------------------
                                                 John D. Brasher Jr., President


By:  /s/  Mark T. Cooper
   -------------------------------------
        Mark T. Cooper, Ass't Secretary



                                 ACKNOWLEDGMENT


STATE OF COLORADO        )
                         ) ss.
COUNTY OF DENVER         )

     I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared JOHN D. BRASHER JR., the President of CHELSEA ATWATER, INC., who after being duly sworn declared that he executed the foregoing Certificate of Increase as his free act and deed and that the statements therein set forth are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal on July 8, 1996.



X:  /s/ Elisabeth M. Crosse
  -------------------------------------
                 Notary Public